Exhibit 99.1

Code of Ethics for Breitling Energy Corporation Financial Officers

The following constitutes the Code of Ethics of Breitling Energy Corporation (the “Company”), and is applicable to the financial officers, which include the Chief Executive Officer, the Chief Financial Officer and other Senior Financial Officers of the Company and the subsidiaries of the Partnership (collectively, “Breitling”). Such persons have an obligation to Breitling, its owners, the public investor community, and themselves to maintain the highest standards of ethical conduct. In recognition of this obligation, Breitling has adopted the following standards of ethical conduct for Breitling financial officers for the purpose of promoting:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair accurate, timely and understandable disclosure in the periodic reports that Breitling files with, or submits to, the Securities and Exchange Commission, and in other public communications made by Breitling;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified herein of violations of this Code of Ethics; and

•	Accountability for an adherence to this Code of Ethics.

Adherence to these standards is integral to achieving the objectives of Breitling and its owners. Breitling financial officers shall not commit acts contrary to these standards nor shall they condone the commission of such acts by others within Breitling.

Competence

Breitling financial officers have a responsibility to:

•	Maintain an appropriate level of professional competence through the ongoing development of their knowledge and skills.

•	Perform their professional duties in accordance with relevant laws, regulations, and technical standards.

•	Prepare accurate, complete, clear and timely financial statements, reports and recommendations after appropriate analyses of relevant and reliable information.

Confidentiality

Breitling financial officers have a responsibility to protect Breitling by:

•	Refraining from disclosing confidential information acquired in the course of their work except when authorized, unless legally obligated to do so.

•	Informing subordinates as appropriate regarding the confidentiality of information acquired in the course of their work and monitoring their activities to assure the maintenance of that confidentiality.

•	Refraining from using or appearing to use confidential information acquired in the course of their work for unethical or illegal advantage either personally or through third parties.

Integrity

Breitling financial officers have a responsibility to:

•	Comply with laws, rules and regulations of federal, state and local governments, and appropriate private and public regulatory agencies or organizations, including insider trading laws.

•	Act in good faith, responsibly, without misrepresenting material facts or allowing their independent judgment to be subordinated.

•	Avoid actual or apparent conflicts of interest and advise all appropriate parties of any potential conflict.

•	Refrain from engaging in any activity that would prejudice their ability to carry out their duties ethically.

•	Refuse any gift, favor, or hospitality that would influence or would appear to influence their actions.

•	Refrain from either actively or passively subverting the attainment of the organization’s legitimate and ethical objectives.

•	Protect Breitling’s assets and assure their efficient use.

•	Recognize and communicate professional limitations or other constraints that would preclude responsible judgment or successful performance of an activity.

•	Report to senior management and the Company’s Board of Directors any significant information they may have regarding judgments, deficiencies, discrepancies, errors, lapses or any similar matters relating to Breitling’s accounting, auditing or system of internal controls. Financial officers must communicate unfavorable as well as favorable information and professional judgments or opinions.

•	Refrain from engaging in or supporting any activity that would discredit their profession or Breitling and proactively promote ethical behavior within Breitling.

Objectivity

Breitling financial officers have a responsibility to:

•	Communicate information fairly and objectively.

•	Disclose all material information that could reasonably be expected to influence intended user’s understanding of the reports, comments, and recommendations presented.

IN WITNESS WHEREOF, the undersigned Breitling financial officer certifies that s/he has read the above Code of Ethics and agrees to abide thereby.

Date: , 2014
(Signature)

(Print Name)

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